UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SOTK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07: Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Company’s annual meeting of shareholders held on August 22, 2024:

1.	The shareholders elected, by a plurality of the votes cast, four nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2026 and until their successors are duly elected and qualified.

Nominee	For	Against	Broker Non-Votes
Eric Haskell, CPA	4,565,439	127,179	7,159,506
Dr. Adeniyi Lawal	4,678,298	14,320	7,159,506
Carol O’Donnell	4,623,845	68,773	7,159,506

Dr. Christopher L. Coccio, R. Stephen Harshbarger, Dr. Joseph Riemer and Philip Strasburg, CPA, who were not standing for re-election, continued to serve as Directors following the annual meeting.

2.	The shareholders ratified by the affirmative vote of the majority of the votes cast on the proposal, the appointment of Marcum, LLP, as the Company’s independent auditors for the fiscal year ending February 28, 2025.

For: 11,516,025

Against: 293,941

Abstained: 42,158

There were no broker non-votes

3.	The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

For: 4,272,099

Against: 140,112

Abstained: 280,407

Broker Non-Votes: 7,159,506

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

August 23, 2023